                                                           EXHIBIT NO. 11
                                              COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
                                          COMPUTATION OF EARNINGS PER COMMON SHARE-PRIMARY
                                                           (In Thousands)

                                          THIRTEEN WEEKS          THIRTY-NINE WEEKS
                                               ENDED                    ENDED
                                        SEPT. 29,  SEPT. 30,     SEPT. 29,  SEPT. 30,
                                          1995       1994          1995       1994
                                         ------     ------       -------    -------
Weighted average number of shares
outstanding                              22,522     20,240        21,622     20,208

Net effect of dilutive stock
options--based on the treasury
stock method using average market price   1,791        939         1,393        636
                                         ------     ------       -------    -------
Common and common equivalent
shares outstanding                       24,313     21,179        23,015     20,844
                                         ======     ======       =======     ======
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
                                                           EXHIBIT NO. 11
                                              COMPUTER PRODUCTS, INC. AND SUBSIDIARIES
                                       COMPUTATION OF EARNINGS PER COMMON SHARE-FULLY DILUTED
                                                (In Thousands Except Per Share Data)


                                            THIRTEEN WEEKS          THIRTY-NINE WEEKS
                                                 ENDED                    ENDED
                                          SEPT. 29, SEPT. 30,      SEPT. 29,   SEPT.30,
                                           1995        1994          1995       1994
                                         ---------   ---------    ----------   --------
Shares outstanding                        22,365      20,278        22,365      20,278

Net effect of dilutive stock options -
based on the treasury stock method
using the greater of month-end market
price or average market price              1,885         999         1,756         952
Assumed conversion of convertible
subordinated debentures                        -       7,218             -       7,218
                                          ------     -------       -------      -------
Totals                                    24,250      28,495        24,121      28,448
                                          ======     =======       =======      =======

                                    * * * * *

Income before extraordinary item          $4,358      $1,458       $ 9,243      $4,186

Add convertible debenture interest
and amortization, net of applicable
income taxes                                   -         557           788       1,675
                                          ------     -------       -------      ------
                                          $4,358      $2,015       $10,031      $5,861
                                          ======     =======       =======      ======

Per share amounts                         $  0.18    $  0.07       $  0.42      $ 0.21
                                          =======    =======       =======      ======

                                    * * * * *

Net income                                $4,358      $1,458        $8,846      $4,186

Add convertible debenture interest
and amortization, net of applicable
income taxes                                   -         557           788       1,675
                                          ------     -------       -------      ------
                                          $4,358      $2,015        $9,634      $5,861
                                          ======     =======       =======      ======

Per share amounts                         $  0.18    $  0.07        $ 0.40      $ 0.21
                                          =======    =======       =======     =======



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